Exhibit 99.1

Accuray Reports Fourth Quarter and Fiscal 2022 Financial Results

8.5% FY22 revenue growth; Company issues guidance for FY23

SUNNYVALE, Calif., August 10, 2022 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the fourth quarter and fiscal 2022 ended June 30, 2022.

Q4 Fiscal 2022 and Recent Operating Highlights

•
Gross orders of $88.3 million
•
Net revenue of $110.0 million
•
GAAP net loss of $3.5 million. Adjusted EBITDA of $5.2 million
•
Accuray ClearRT™ Helical Fan-Beam kVCT Imaging wins "Best New Technology Solution for Oncology" MedTech Breakthrough Award

Fiscal Year 2022 Highlights

•
Gross orders of $332.3 million and ending backlog of $563.7 million
•
Net revenue of $429.9 million, an increase of 8.5% from fiscal 2021
•
GAAP net loss of $5.3 million improved from GAAP net loss of $6.3 million in the prior year. Adjusted EBITDA of $22.8 million as compared to adjusted EBITDA of $38.0 million in the prior year
•
Accuray CyberKnife® System real world data and clinical studies presented at the International Stereotactic Radiosurgery Society congress reinforce benefits experienced by people with neurological indications treated over the last two decades

“The Accuray team delivered a solid fourth quarter beating consensus despite supply chain disruption and impacts from the COVID-19 lock downs in China. For the year, we delivered historic revenue levels demonstrating strong customer adoption of our latest product innovation. We continue to build a stronger business and invest in areas that are expected to deliver value to our customers to advance patient care,” said Suzanne Winter, President and Chief Executive Officer.

Fiscal Fourth Quarter Results

Gross orders totaled $88.3 million for the fourth quarter of fiscal 2022 compared to $112.7 million for the prior fiscal year fourth quarter. Ending order backlog was $563.7 million, approximately 8.6 percent lower than at the end of the prior fiscal year as we experienced age-outs in the fourth quarter primarily driven by delayed installations in our China and EIMEA regions.

Total revenue was $110.0 million for the fourth quarter of fiscal 2022 compared to $110.9 million for the prior fiscal year fourth quarter. Product revenue totaled $58.0 million compared to $56.1 million for the prior fiscal year fourth quarter, while service revenue totaled $52.0 million compared to $54.8 million for the prior fiscal year fourth quarter.

Total gross profit for the fourth quarter of fiscal 2022 was $43.0 million, or approximately 39.1 percent of sales, comprised of product gross margin of 45.1 percent and service gross margin of 32.5 percent. This compares to total gross profit of $43.7 million, or 39.4 percent of sales, comprised of product gross margin of 41.5 percent and service gross margin of 37.3 percent for the prior fiscal year fourth quarter.

Operating expenses were $41.0 million, as compared to $39.6 million for the prior fiscal year fourth quarter.

Net loss was $3.5 million, or $0.04 per share, for the fourth quarter of fiscal 2022, compared to a net loss of $11.1 million, or $0.12 per share, for the prior fiscal year fourth quarter. Net loss for the fourth quarter of fiscal 2021 included a one-time charge of $9.9 million related to the exchange of a significant portion of the Company’s existing 3.75% Convertible Senior Notes due July 2022 for newly issued 3.75% Convertible Senior Notes due May 2026 and the refinancing of the Company’s senior secured revolving credit facility and term loan with new lenders. This one-time charge was recorded as non-operating, other expense in the fourth quarter of fiscal 2021.

Adjusted EBITDA for the fourth quarter of fiscal 2022 was $5.2 million, compared to $6.7 million for the prior fiscal year fourth quarter.

Cash, cash equivalents, and short-term restricted cash were $88.9 million as of June 30, 2022, a decrease of $9.1 million from March 31, 2022.

Fiscal Year 2022 Highlights

For the fiscal year ended June 30, 2022, gross orders totaled $332.3 million, representing an increase of 1.9 percent compared to the prior fiscal year.

Total revenue was $429.9 million for the fiscal year ended June 30, 2022 compared to $396.3 million for the prior fiscal year period. Product revenue totaled $214.7 million compared to $176.7 million for the prior fiscal year period, while service revenue totaled $215.2 million compared to $219.6 million for the prior fiscal year.

Total gross profit for the year ended June 30, 2022 was $160.0 million, or 37.2 percent of sales, comprised of product gross margin of 40.7 percent and service gross margin of 33.7 percent. This compares to total gross profit of $159.5 million, or 40.3 percent of sales, comprised of product gross margin of 42.2 percent and service gross margin of 38.7 percent for the prior fiscal year.

Operating expenses were $151.8 million, as compared to $137.3 million for the prior fiscal year period.

Net loss was $5.3 million, or $0.06 per share, for the fiscal year ended June 30, 2022, compared to a net loss of $6.3 million, or $0.07 per share, for the prior fiscal year period.

Prior fiscal year net loss included a one-time charge interest expense of $9.9 million related to the exchange of a significant portion of the Company’s existing 3.75% Convertible Senior Notes due July 2022 for newly issued 3.75% Convertible Senior Notes due May 2026 and the refinancing of the Company’s senior secured revolving credit facility and term loan with new lenders. The loss was recorded as non-operating, other expense in the fourth quarter of fiscal 2021.

Adjusted EBITDA for the fiscal year ended June 30, 2022 was $22.8 million, compared to $38.0 million for the prior fiscal year period.

Fiscal Year 2023 Financial Guidance

Accuray’s financial guidance is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market and economic conditions, the impact of the COVID-19 pandemic, supply chain disruption, and the factors set forth under “Safe Harbor Statement” below.

The Company is introducing guidance for fiscal year 2023 as follows:

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Total revenue is expected in the range of $447 million to $455 million, representing a year-over-year growth range of 4% to 6%.

•
Adjusted EBITDA is expected in the range of $26 million to $30 million.

“While supply chain constraints, foreign exchange headwinds, and COVID-19 related lock downs in China are expected to create near term pressure, we believe our new product introductions will serve as catalysts for growth in FY23. We remain focused on margin expansion plans and investments in research and development to drive innovation and create shareholder value in the long term," said Ali Pervaiz, Chief Financial Officer.

Guidance for Adjusted EBITDA, a non-GAAP financial measures excludes depreciation and amortization, stock-based compensation expense, Enterprise Resource Planning (ERP) and ERP related expenditures, interest expense and provision for income taxes. For more information regarding the non-GAAP financial measures discussed in this press release, please see "Use of Non-GAAP Financial Measures" below.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the fourth quarter of fiscal 2022 as well as recent corporate developments. Conference call dial-in information is as follows:

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U.S. callers: (833) 316-0563
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International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 4554339. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the first quarter of fiscal 2023.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net income (loss) with a non-GAAP measure of adjusted earnings before interest, taxes, ERP and ERP related expenditures, depreciation, amortization and stock-based compensation (“adjusted EBITDA”). The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results. A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding total revenue and adjusted EBITDA; expectations regarding the effect of the COVID-19 pandemic, supply chain and logistics challenges on the company and the market in general; expectations regarding the company’s commercial strategy and execution as well as long-term growth opportunities and catalysts; expectations regarding demand for the company’s products, adoption of new products and the company’s order growth; the company’s innovation-driven growth strategy and its ability to continue to build a stronger business, deliver value to its customers and create shareholder value and return on investment in the long term; expectations regarding the company’s China joint venture and other partnerships; expectations regarding the company’s products and new product innovations and developments; expectations regarding the company’s product portfolio and its ability to position the company for growth; the impact of the company’s products on its customers and its business, and market adoption of such products, including with respect to the company’s VOLO Ultra enhancement and Clear RT Helical kVCT Imaging upgrades as well as other strategic product innovations; expectations regarding the future of radiotherapy treatment and the company’s addressable market; and the company's leadership position in radiation oncology innovation and technologies. These forward-looking statements involve risks and uncertainties. If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on April 29, 2022 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

Aman Patel, CFA	Beth Kaplan
Investor Relations, ICR-Westwicke	Public Relations Director, Accuray
+1 (443) 450-4191	+1 (408) 789-4426
aman.patel@westwicke.com	bkaplan@accuray.com

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Financial Tables to Follow

Accuray Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021
Net revenue:
Products	$58,037	$56,145	$214,715	$176,647
Services	51,986	54,791	215,194	219,642
Total net revenue	110,023	110,936	429,909	396,289
Cost of revenue:
Cost of products	31,887	32,863	127,287	102,100
Cost of services	35,116	34,342	142,667	134,682
Total cost of revenue	67,003	67,205	269,954	236,782
Gross profit	43,020	43,731	159,955	159,507
Operating expenses:
Research and development	14,569	15,357	57,752	52,729
Selling and marketing	14,362	13,007	49,664	42,820
General and administrative	12,041	11,225	44,391	41,723
Total operating expenses	40,972	39,589	151,807	137,272
Income from operations	2,048	4,142	8,148	22,235
Income (loss) on equity investment, net	(533)	(149)	241	872
Other expense, net	(2,940)	(14,685)	(10,391)	(27,666)
Loss before provision for income taxes	(1,425)	(10,692)	(2,002)	(4,559)
Provision for income taxes	2,027	400	3,345	1,752
Net loss	$(3,452)	$(11,092)	$(5,347)	$(6,311)
Net loss per share - basic	$(0.04)	$(0.12)	$(0.06)	$(0.07)
Net loss per share - diluted	$(0.04)	$(0.12)	$(0.06)	$(0.07)
Weighted average common shares used in computing loss per share:
Basic	93,047	91,613	92,095	92,031
Diluted	93,047	91,613	92,095	92,031

Accuray Incorporated

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	June 30,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$88,737	$116,369
Restricted cash	204	560
Accounts receivable, net	94,442	85,360
Inventories	142,254	125,929
Prepaid expenses and other current assets	23,794	21,547
Deferred cost of revenue	1,459	3,008
Total current assets	350,890	352,773
Property and equipment, net	12,685	12,332
Investment in joint venture	13,879	15,935
Operating lease right-of-use assets	16,798	22,522
Goodwill	57,840	57,960
Intangible assets, net	250	435
Restricted cash	1,213	1,272
Other assets	19,294	16,869
Total assets	$472,849	$480,098
Liabilities and equity
Current liabilities:
Accounts payable	$31,337	$19,467
Accrued compensation	29,441	26,865
Operating lease liabilities, current	8,567	8,169
Other accrued liabilities	30,285	27,471
Customer advances	25,290	24,937
Deferred revenue	75,375	81,660
Short-term debt	8,563	3,790
Total current liabilities	208,858	192,359
Long-term other liabilities	10,453	7,766
Deferred revenue	3,748	23,685
Operating lease liabilities, non-current	24,694	17,441
Long-term debt	171,907	170,007
Total liabilities	419,660	411,258
Equity:
Common stock	94	91
Additional paid-in capital	543,211	554,680
Accumulated other comprehensive income	2,406	2,093
Accumulated deficit	(492,522)	(488,024)
Total equity	53,189	68,840
Total liabilities and equity	$472,849	$480,098

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021
Gross Orders	$88,342	$112,672	$332,268	$325,929
Net Orders	42,828	63,038	167,316	191,881
Order Backlog	563,684	616,399	563,684	616,399

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization, Stock-Based Compensation and Other (Adjusted EBITDA)

(in thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss	$(3,452)	$(11,092)	$(5,347)	$(6,311)
Depreciation and amortization (a)	1,275	1,498	5,522	6,389
Stock-based compensation	2,694	2,236	10,600	9,332
Interest expense, net (b)	2,028	3,734	8,109	16,877
ERP and ERP related expenditures	594	—	594	—
One-time charge related to debt refinance and convertible exchange	—	9,948	—	9,948
Provision for income taxes	2,027	400	3,345	1,752
Adjusted EBITDA	$5,166	$6,724	$22,823	$37,987

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization, Stock-Based Compensation and Other (Adjusted EBITDA)

(in thousands)

	Twelve Months Ending June 30, 2023
	From	To
GAAP net income (loss)	$(3,500)	$500
Depreciation and amortization (a)	6,300	6,300
Stock-based compensation	11,600	11,600
Interest expense, net (b)	8,000	8,000
Provision for income taxes	2,000	2,000
ERP and ERP related expenditures	1,600	1,600
Adjusted EBITDA	$26,000	$30,000

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.